News Release

Contact:	Mark Pape Chief Financial Officer Affirmative Insurance Holdings, Inc. (972) 728-6481
AFFIRMATIVE INSURANCE HOLDINGS ANNOUNCES EARNINGS RELEASE DATE AND CONFERENCE CALL FOR 2006
SECOND QUARTER FINANCIAL RESULTS
ADDISON, Texas (August 1, 2006) — Affirmative Insurance Holdings, Inc. (Nasdaq: AFFM) announced today that it would release financial results for the quarter and year-to-date periods ended June 30, 2006 on Wednesday, August 9, 2006, before the market opens.
We will conduct a conference call the same day, Wednesday, August 9, at 11:00 a.m. Eastern time, 10:00 a.m. Central time. Following a brief presentation, participants will have the opportunity to ask questions. To participate in the call, dial 1-866-700-7441 and use pass code 99901449. The international dial-in number is 617-213-8839.
A real-time audio webcast of the conference call can be accessed by visiting our Web site at http://www.affirmativeholdings.com . Click on the “investor relations” section of the “about us” tab and then click on “presentations and audio archives” where an audio link is provided. Individuals accessing the audio webcast will be “listen only” and will not have the ability to take part in the Q&A session.
A replay of the call will be made available approximately one hour after the conclusion of the call. Interested individuals can access the webcast replay in the “investor relations” section of the “about us” tab on our Web site at http://www.affirmativeholdings.com. Also, a phone replay will be available through August 16, 2006 and may be accessed by dialing 1-888-286-8010 (international dial 1-617-801-6888), pass code 51884872.
ABOUT AFFIRMATIVE INSURANCE HOLDINGS
Headquartered in Addison, Texas, Affirmative Insurance Holdings, Inc. is a producer and provider of personal non-standard automobile insurance policies to individual consumers in highly targeted geographic markets. We currently offer products and services in 12 states, including Texas, Illinois, California and Florida.
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